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                                                                    EXHIBIT 10.4
                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT (the "AGREEMENT") is made this 8th day of February, 2005, by and between Technest Holdings, Inc. (the "COMPANY"), a Nevada corporation, and Garth LLC (the "PURCHASER").

         WHEREAS, the Purchaser wishes to acquire from the Company, and the Company wishes to issue to the Purchaser, 99.325 shares of Series A Preferred Stock, substantially in the form of EXHIBIT A attached hereto, convertible into shares of Common Stock (the "CONVERSION SHARES") at par value;

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the parties agree as follows:

         SECTION 1  ISSUANCE OF SECURITIES.

         1.1. AUTHORIZATION OF ISSUANCE OF THE SECURITIES. Subject to the terms and conditions of this Agreement, the Company has authorized the issuance to the Purchaser of ninety nine and three hundred and twenty five one thousandths (99.325) shares of Series A Preferred Stock (the "SECURITIES").

         1.2. AGREEMENT TO ISSUE THE SECURITIES. At the Closing, the Company will issue to the Purchaser and the Purchaser will acquire from the Company the Securities upon the terms and conditions hereinafter set forth. Subject to and in reliance upon all of the representations, warranties, covenants, terms and conditions of this Agreement, any such closing hereunder shall take place at such location, date and time as many be agreed upon between the Purchaser and the Company.

         1.3. CLOSING. At the closing of the sale and purchase of the Securities (the "CLOSING"), the Company shall issue, and the Purchaser shall acquire, the Securities with a liquidation value of $99,325.00, against payment by the Purchaser of $25,000 in cash (less $6,500 which has already been funded) and the surrender of certain outstanding promissory notes issued by the Company, and currently in default, for retirement pursuant to a separate Exchange Agreement between the parties of even date.

         1.4. [INTENTIONALLY OMITTED]

         SECTION 2. REGISTRATION RIGHTS.

         2.1. REQUEST FOR REGISTRATION. If the Company proposes to register any of its securities under the Securities Act of 1933, as amended ("ACT") (except for registrations on Forms S-8 or S-4 or their equivalent), it will give written notice by registered mail, at least twenty (20) days prior to the filing of each such registration statement, to the Purchaser of its intention to do so. If the Purchaser notifies the Company within ten (10) days after receipt of any such notice of its desire to include any of the Conversion Shares (the "UNDERLYING SHARES"), the Company shall afford the Purchaser the opportunity to have any such Underlying Shares registered under such registration statement at the Company's sole cost and expense.

         2.2. LIMITATIONS ON REGISTRATION.



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                  (a) TERMINATION OF REGISTRATION RIGHTS. These rights may be exercised at any time on an unlimited number of occasions after the date hereof until such time when all Underlying Shares may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the Purchaser.

                  (b) UNDERWRITTEN OFFERINGS. In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required to include any Underlying Shares in such underwriting unless such Purchaser accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the reasonable opinion of the underwriters, jeopardize the success of the offering by the Company. If the underwriters reasonably believe the total amount of Underlying Shares which the Purchaser requests to be included in an underwritten offering pursuant to this Section 3, together with any other shares of Common Stock for which registration has been requested by holders with similar rights, exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, the Company shall only be required to include in the offering so many of the Underlying Shares and such other shares of Common Stock as the underwriters reasonably believe will not jeopardize the success of the offering, such shares so included to be apportioned pro rata among the Purchaser and other holders based on the number of shares for which registration was initially requested.

         SECTION 3. Representations And Warranties Of Purchaser


         Purchaser represents and warrants to the Company that:

Section 3.1 INTENT. Purchaser is entering into this Agreement for its own account and Purchaser has no present arrangement (whether or not legally binding) at any time to sell the Common Stock to or through any person or entity; provided, however, Purchaser reserves the right to dispose of the Common Stock at any time in accordance with federal and state securities laws applicable to such disposition.

Section 3.2 SOPHISTICATED PURCHASER. Purchaser is a sophisticated Purchaser (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited Purchaser (as defined in Rule 501 of Regulation D), and Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Series A Preferred Stock. Purchaser acknowledges that an investment in the Series A Preferred Stock is speculative and involves a high degree of risk.

Section 3.3 AUTHORITY. (a) Purchaser has the requisite power and authority to enter into and perform its obligations under this Agreement and the transactions contemplated hereby in accordance with its terms; (b) the execution and delivery of this Agreement, and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action and no further consent or authorization of Purchaser or its partners is required; and (c) this Agreement has been duly authorized and validly executed and delivered by Purchaser and is a valid and binding agreement of Purchaser enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

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Section 3.4 NOT AN AFFILIATE. Purchaser is not an officer, director or
         "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

Section 3.5 ORGANIZATION AND STANDING. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the Cayman Islands, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Purchaser is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a material adverse effect on Purchaser.

Section 3.6 ABSENCE OF CONFLICTS. The execution and delivery of this Agreement and any other document or instrument contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, and compliance with the requirements hereof and thereof, will not (a) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Purchaser, (b) violate any provision of any indenture, instrument or agreement to which Purchaser is a party or is subject, or by which Purchaser or any of its assets is bound, or conflict with or constitute a material default thereunder, (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Purchaser to any third party, or (d) require the approval of any third-party (that has not been obtained) pursuant to any material contract, instrument, agreement, relationship or legal obligation to which Purchaser is subject or to which any of its assets, operations or management may be subject.

Section 3.7 DISCLOSURE; ACCESS TO INFORMATION. Purchaser has received all documents, records, books and other information pertaining to Purchaser's investment in the Company that has been requested by Purchaser. Purchaser has reviewed or received copies of the SEC Documents.

Section 3.8 MANNER OF SALE. At no time was Purchaser presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

Section 3.9 FINANCIAL CAPABILITY. Purchaser presently has the financial capacity and the necessary capital to perform its obligations hereunder.

                  SECTION 4. EXPENSES. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated.

                  SECTION 5. NOTICES. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand, sent via overnight courier, sent by facsimile, or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

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                  if to the Company, to:

                           Technest Holdings, Inc.
                           90 Grove Street
                           Ridgefield, Connecticut 06877
                           Attn:  Mark Allen

                  if to the Purchaser, to:

                           Garth LLC
                           c/o Harbour House, 2nd Floor
                           Waterfront Drive
                           PO Box 972
                           Road Town
                           Tortola, British Virgin Islands

                  SECTION 6. SEVERABILITY. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

                  SECTION 7. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the County of New York or the state courts of the State of New York sitting in the County of New York in connection with any dispute arising under this Agreement or any of the other Transaction Agreements and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. Each of the parties hereto expressly waives its right to a trial by jury with respect to any adjudication arising between the parties pursuant to this Agreement.

                  SECTION 8. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes and is in full substitution for any and all prior oral or written agreements and understandings between them related to such subject matter, and neither party hereto shall be liable or bound to the other party hereto in any manner with respect to such subject matter by any representations, indemnities, covenants or agreements except as specifically set forth herein.

                  [Remainder of page intentionally left blank.]


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         IN WITNESS WHEREOF, the parties hereto have caused this Securities
Purchase Agreement to be executed as of the date first above written by their duly authorized representatives shown below:



                                            TECHNEST HOLDINGS, INC.

                                            By:

                                            Name: ______________________________

                                            Title:  ____________________________



                                            GARTH LLC

                                            By:

                                            Name: ______________________________

                                            Title:  ____________________________

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